UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2010
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2010 Annual Meeting of Shareholders of Tollgrade Communications, Inc. (“Tollgrade”) was held on May 20, 2010. Represented at the meeting were 12,105,223 shares, or 95.87%, of Tollgrade’s 12,626,795 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the shareholders at the meeting.
     1. Tollgrade’s shareholders elected the eight (8) director nominees named below to a one-year term expiring at the 2011 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Scott C. Chandler	7,075,513	171,367	4,858,343
Joseph A. Ferrara	7,105,525	141,355	4,858,343
Richard H. Heibel	7,059,563	187,317	4,858,343
Charles E. Hoffman	7,075,301	171,579	4,858,343
Robert W. Kampmeinert	7,059,603	187,277	4,858,343
Edward H. Kennedy	7,085,108	161,772	4,858,343
Edward B. Meyercord, III	7,076,806	170,074	4,858,343
Jeffrey M. Solomon	7,128,653	118,227	4,858,343
     2. Tollgrade’s shareholders ratified the selection of Deloitte & Touche LLP as Tollgrade’s independent registered public accounting firm for the year ending December 31, 2010, with the following vote:

Votes For	Votes Against	Abstained
11,799,650	270,782	34,791

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: May 21, 2010	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
General Counsel and Secretary